Exhibit 1.1

Executed Version
AT&T INC.
5.875% GLOBAL NOTES DUE 2017
7.000% GLOBAL NOTES DUE 2040
UNDERWRITING AGREEMENT
April 24, 2009
To the Representative(s)
   named in Schedule I
   hereto of the Underwriters
   named in Schedule II hereto
Ladies and Gentlemen:
     AT&T Inc., a Delaware corporation formerly known as SBC Communications Inc. (the “Company”), may issue and sell from time to time series of its debt securities registered under the registration statement referred to in Paragraph 1(a) hereof (“Securities” and, individually, “Security”). The Securities will be issued under an Indenture, dated as of November 1, 1994 (the “Indenture”), from the Company to The Bank of New York Mellon, as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions and selling prices, with all such terms for any particular series being determined at the time of sale. The Company proposes to sell to the underwriters named in Schedule II hereto (“Underwriters”), for whom you are acting as representative(s) (“Representative”), a series of Securities of the designation, with the terms and in the aggregate principal amount specified in Schedule I hereto (“Underwritten Securities” and, individually, “Underwritten Security”).
     1. The Company represents and warrants to, and agrees with, the several Underwriters that:
     (a) A registration statement on Form S-3 with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (“Securities Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (“Commission”) thereunder and has become effective. As used in this Agreement:
     (i) “Registration Statement” as of any time means the Registration Statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration

Statement as of the time of the first contract of sale for the Underwritten Securities, which time shall be considered the “effective date” of the Registration Statement relating to the Underwritten Securities. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
     (ii) “Statutory Prospectus” as of any time means the prospectus relating to the Underwritten Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus or prospectus supplement deemed to be a part thereof pursuant to Rule 430B that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b).
     (iii) “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Underwritten Securities and otherwise satisfies Section 10(a) of the Securities Act of 1933.
     (iv) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Underwritten Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in a schedule to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
     (v) “Applicable Time” means the time and date identified as such in Schedule I of this Agreement.
     (b) The Registration Statement and the Prospectus contain, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will contain at all times during the period specified in Paragraph 8(c) hereof, all statements which are required by the Securities Act, the Securities Exchange Act of 1934, as amended (“Exchange Act”), the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”), and the rules and regulations of the Commission under such Acts; the Indenture, including any amendments and supplements thereto, pursuant to which the Underwritten Securities will be issued will conform with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder, and the Registration Statement and the Prospectus do not, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will not at any time during the period specified in Paragraph 8(c) hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading except that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, or as to any statements in or omissions from the Statement of Eligibility and Qualification of the Trustee under the Indenture.
     (c)
     (i) (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Underwritten Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.
     (ii) The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of this Agreement. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Underwritten Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Underwritten Securities, in a form satisfactory to the Representative. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Underwritten Securities, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Underwritten Securities to continue as contemplated in the expired registration statement relating to the Underwritten Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.
     (iii) The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Underwritten Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Underwritten Securities, in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representative of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Underwritten Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
     (iv) The Company has paid or shall pay the required Commission filing fees relating to the Underwritten Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
     (d) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Underwritten Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.
     (e) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus and the additional information, if any, identified in Schedule 7 to this Agreement, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading except that the Company makes no representation or warranty as to information contained in or omitted from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company through the Representative by or on behalf of any Underwriter specifically for use therein.

     (f) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Underwritten Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (g) The Company is not in violation of its corporate charter or bylaws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company; the execution, delivery and performance of this Agreement and any Delayed Delivery Contracts (as defined in Paragraph 3 hereof) and compliance by the Company with the provisions of the Underwritten Securities and the Indenture will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its material subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the corporate charter or bylaws of the Company or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company; and except as required by the Securities Act, the Trust Indenture Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement, the Delayed Delivery Contracts, if any, and the Indenture. The Commission has not issued any order preventing or suspending the use of any part of the Registration Statement or the Prospectus.
     (h) Except as described in or contemplated by the General Disclosure Package, there shall have not occurred any changes or any development involving a prospective change, or affecting particularly the business or properties of the Company or its subsidiaries which materially impairs the investment quality of the Underwritten Securities since the dates as of which information is given in the General Disclosure Package.
     (i) On the Delivery Date (as defined in Paragraph 7 hereof) (i) the Indenture will have been duly authorized, executed and delivered by the Company and will constitute the legally binding obligation of the Company, enforceable in accordance with its terms, (ii) the Underwritten Securities will have been duly authorized and, upon payment therefor as provided in this Agreement, will constitute legally binding obligations of the Company entitled to the benefits of the Indenture, and (iii) the Underwritten Securities and the Indenture will conform to the descriptions thereof contained in the Prospectus.
     (j) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole.
     (k) Except as described in the General Disclosure Package, there is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which is reasonably expected to result in any material adverse change in the financial condition, results of operations, business or prospects of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the General Disclosure Package.
     (l) The financial statements filed as part of the Registration Statement and the General Disclosure Package present, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will present at all times during the period specified in Paragraph 8(c) hereof, fairly, the consolidated financial condition and results of operations of the Company and its subsidiaries, at the dates and for the periods indicated, and have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 8(c) hereof, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as described in the notes thereto).
     (m) The documents incorporated by reference into any Statutory Prospectus, the General Disclosure Package or the Prospectus have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be, at all times during the period specified in Paragraph 8(c) hereof, prepared by the Company in conformity with the applicable requirements of the Securities Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder and such documents have been, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the period specified in Paragraph 8(c) hereof, timely filed as required thereby; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.
     (n) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations, or which were required to be filed as exhibits to any document incorporated by reference in the Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or to such document or incorporated therein by reference as permitted by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act as required.
     2. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price and on the other terms set forth in Schedule I hereto, the principal amount of the Underwritten Securities set forth opposite its name in Schedule II hereto.
     3. Any offer to purchase Underwritten Securities by institutional investors solicited by the Underwriters for delayed delivery shall be made pursuant to contracts substantially in the form of Exhibit A attached hereto, with such changes therein as the Company and the Representative may approve (“Delayed Delivery Contracts”). The Company shall have the right, in its sole discretion, to approve or disapprove each such institutional investor. Underwritten Securities which are subject to Delayed Delivery Contracts are herein sometimes called “Delayed Delivery Underwritten Securities” and Underwritten Securities which are not subject to Delayed Delivery Contracts are herein sometimes called “Immediate Delivery Underwritten Securities”.
     Contemporaneously with the purchase on the Delivery Date by the Underwriters of the Immediate Delivery Underwritten Securities pursuant to this Agreement, the Company will pay to the Representative, for the account of the Underwriters, the compensation specified in Schedule I hereto for arranging the sale of Delayed Delivery Underwritten Securities. The Underwriters shall have no responsibility with respect to the validity or performance of any Delayed Delivery Contracts.
     For the purpose of determining the principal amount of Immediate Delivery Underwritten Securities to be purchased by each Underwriter, there shall be deducted from the principal amount of Underwritten Securities to be purchased by such Underwriter as set forth in Schedule II hereto that portion of the aggregate principal amount of Delayed Delivery Underwritten Securities that the principal amount of Underwritten Securities to be purchased by such Underwriter as set forth in Schedule II hereto bears to the aggregate principal amount of Underwritten Securities set forth therein to be purchased by all of the Underwriters (in each case as adjusted by the Representative to avoid fractions of the minimum principal amount in which the Underwritten Securities may be issued), except to the extent that the Representative determines, in its discretion, that such deduction shall be otherwise than in such proportion and so advises the Company.
     4. [Reserved]
     5. The Company shall not be obligated to deliver any Underwritten Securities except upon payment for all Immediate Delivery Underwritten Securities to be purchased pursuant to this Agreement as hereinafter provided.
     6. If any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Immediate Delivery Underwritten Securities which the defaulting Underwriter agreed but failed to purchase in the respective proportions which the principal amount of Underwritten Securities set forth in Schedule II hereto to be purchased by each remaining non-defaulting Underwriter set forth therein bears to the aggregate principal amount of Underwritten Securities set forth therein to be purchased by all the remaining non-defaulting Underwriters; provided that the remaining non-defaulting Underwriters shall not be obligated to purchase any Immediate Delivery Underwritten Securities if the aggregate principal amount of Immediate Delivery Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 9.09% of the total principal amount of Underwritten Securities, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of Underwritten Securities set forth in Schedule II hereto to be purchased by it. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Immediate Delivery Underwritten Securities. If the remaining Underwriters or other underwriters satisfactory to the Representative do not elect to purchase the Immediate Delivery Underwritten Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, or the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Paragraph 8(h) hereof.
     Nothing contained in this Paragraph 6 shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Immediate Delivery Underwritten Securities of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of the Company or the Representative may be necessary in the Registration Statement, the General Disclosure Package, the Prospectus or in any other document or arrangement.
     7. Delivery of and payment for the Immediate Delivery Underwritten Securities shall be made at such address, date and time as may be specified in Schedule I hereto. This date and time are sometimes referred to as the “Delivery Date.” On the Delivery Date, the Company shall deliver the Immediate Delivery Underwritten Securities to the Representative for the

account of each Underwriter against payment to or upon the order of the Company of the purchase price by certified or official bank check or checks or wire transfer payable in Federal (same day) funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Immediate Delivery Underwritten Securities shall be in such form or forms and in such denominations as may be set forth in Schedule I. Immediate Delivery Underwritten Securities in registered form shall be in such authorized denominations and registered in such names as the Representative shall request in writing not less than two full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging of the Immediate Delivery Underwritten Securities, the Company shall make the Immediate Delivery Underwritten Securities available for inspection by the Representative in New York, New York not later than 2:00 P.M., local time, on the business day prior to the Delivery Date.
     8. The Company agrees with the several Underwriters that:
     (a) The Company will furnish promptly to the Representative and to counsel for the Underwriters signed copies of the Registration Statement as originally filed and each amendment and supplement thereto filed prior to the date hereof and relating to or covering the Underwritten Securities, and a copy of the Prospectus filed with the Commission, including all documents incorporated therein by reference and all consents and exhibits filed therewith;
     (b) The Company will deliver promptly to the Representative such reasonable number of the following documents as the Representative may request: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture and this Agreement), (ii) the Prospectus, (iii) any Issuer Free Writing Prospectus and (iv) any documents incorporated by reference in the Prospectus or any Issuer Free Writing Prospectus;
     (c) During any period when a prospectus relating to the Underwritten Securities is (or, but for the exemption in Rule 172, would be) required by law to be delivered, the Company will not file any amendment of the Registration Statement nor will the Company file any amendment or supplement to the Prospectus (except for (i) an amendment or supplement consisting solely of the filing of a document under the Exchange Act or (ii) a supplement relating to an offering of securities other than the Underwritten Securities), unless the Company has furnished the Representative a copy of such proposed amendment or supplement for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects. Subject to the foregoing sentence, the Company will cause each Statutory Prospectus (including the Prospectus) and any amendment or supplement thereto to be filed with the Commission as required pursuant to Rule 424 under the Securities Act not later than the second business day following the earlier of the date it is first used or the date of this Agreement. The Company will promptly advise the Representative (i) when each Statutory Prospectus or any amendment or supplement thereto shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (ii) when any amendment of the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to any Statutory Prospectus or Issuer Free Writing Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or under Section 8A of the Securities Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Underwritten Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will promptly (upon filing thereof) furnish the Representative a copy of any amendment or supplement to any Statutory Prospectus, Issuer Free Writing Prospectus or Registration Statement not furnished to the Representative for prior review pursuant to exception (i) or (ii) of the first sentence of this subsection (c). The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof;
     (d) If, at any time when a prospectus relating to the Underwritten Securities is (or, but for the exemption in Rule 172, would be) required to be delivered under the Securities Act, any event occurs as a result of which the Registration Statement, as then amended, or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to amend or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify the Representative of the happening of such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (c) of this Section 8, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and (iii) will supply any such amended or supplemented Prospectus to the Representative in such quantities as the Representative may reasonably request;
     (e) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;
     (f) During a period of five years after the date hereof, the Company will furnish to the Representative copies of all reports and financial statements furnished by the Company to each securities exchange on which securities issued by the Company may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

     (g) The Company will endeavor to qualify the Underwritten Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Underwritten Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject;
     (h) The Company will pay the costs incident to the authorization, issuance and delivery of the Underwritten Securities and any taxes payable in that connection; the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments, supplements and exhibits thereto; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Statutory Prospectus, the Prospectus and any documents incorporated by reference in any of the foregoing documents; the costs incident to the preparation, printing and distribution of each Issuer Free Writing Prospectus to investors or prospective investors; the costs of producing this Agreement, the Delayed Delivery Contracts, if any, and the Indenture; fees paid to rating agencies in connection with the rating of the Securities, including the Underwritten Securities; the fees and expenses of qualifying the Underwritten Securities under the securities laws of the several jurisdictions as provided in this Paragraph and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Securities, including the Underwritten Securities, as an investment (including fees of counsel to the Underwriters); and all other costs and expenses incident to the performance of the Company’s obligations under this Agreement; provided that, except as provided in this Paragraph and in Paragraph 12 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Underwritten Securities which they may sell and the expenses of advertising any offering of the Underwritten Securities made by the Underwriters;
     (i) Until the termination of the offering of the Underwritten Securities, the Company will timely file all documents, and any amendments to previously filed documents, required to be filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act;
     (j) During the period beginning on the date hereof and continuing to the Delivery Date, the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or any guarantees or support obligations of debt securities of others, in any case with maturities longer than one year, other than Underwritten Securities to the Underwriters;
     (k) The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Underwritten Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,”

as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company has complied and will comply with Rule 433; and
     (l) The Company has prepared a final term sheet, which is attached hereto as Schedule IV, relating to the Underwritten Securities, containing only information that describes the final terms of the Underwritten Securities and otherwise in a form consented to by the Representative, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Underwritten Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus only in the form of one or more term sheets relating to the Underwritten Securities and containing customary information, it being understood that any such free writing prospectus referred to above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.
     9. (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which that Underwriter or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Prospectus or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and such controlling person for any legal and other expenses reasonably incurred by that Underwriter or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred (but no more frequently than annually); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement at any time, any Statutory Prospectus at any time, the Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or controlling person.

     (b) Each Underwriter shall indemnify and hold harmless the Company, each of their directors, each of their officers who signed the Registration Statement and any person who controls the Company within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Prospectus or any Issuer Free Writing Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company through the Representative by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company for any legal and other expenses reasonably incurred by the Company or any such director, officer or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred (but no more frequently than annually). The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any of its directors, officers or controlling persons.
     (c) Promptly after receipt by an indemnified party under this Paragraph 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph 9, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under Paragraph 9(a) or 9(b). If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Paragraph 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the indemnifying party shall not elect to assume the defense of such action, such indemnifying party will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include both the Company and one or more Underwriters and either (i) the indemnifying party or parties and indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct or in the opinion of such counsel due to actual or potential differing interests between them, then the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and will reimburse such indemnified party for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party, it being understood that the indemnifying party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties, which firm shall be designated in writing by the Representative in the case of an action in which one or more Underwriters or controlling persons are indemnified parties and by the Company in the case of an action in which the Company or any of its directors, officers or controlling persons are indemnified parties. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement.
     (d) If the indemnification provided for in this Paragraph 9 shall for any reason be unavailable to an indemnified party under Paragraph 9(a) or 9(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities. If, however, this allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities and the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Underwritten Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Paragraph 9(d) shall be deemed to include, for purposes of this Paragraph 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Paragraph 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The

Underwriters’ obligations to contribute as provided in this Paragraph 9(d) are several in proportion to their respective underwriting obligations and not joint.
     (e) The agreements contained in this Paragraph 9 and the representations, warranties and agreements of the Company in Paragraph 1 and Paragraph 8 hereof shall survive the delivery of the Underwritten Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.
     10. The obligations of the Underwriters under this Agreement may be terminated by the Representative, in its absolute discretion, by notice given to and received by the Company prior to the delivery of and payment for the Immediate Delivery Underwritten Securities, if, on or after the Applicable Time, (a) trading in securities generally on the New York Stock Exchange, Inc. is suspended or materially limited, or (b) a banking moratorium is declared by either Federal or New York State authorities, or (c) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis or the declaration by the United States of war or a national emergency the effect of which on the financial markets of the United States is material and adverse and is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to market such Underwritten Securities on the terms and in the manner contemplated by the General Disclosure Package, or (d) the Company shall have received notice that any rating of any of the Company’s unsecured senior debt securities, guarantees or support obligations shall have been lowered by any nationally recognized statistical rating organization (as defined in Rule 15c3-1 under the Exchange Act) or any such organization has publicly announced that it has under surveillance or review, with possible negative implications, the ratings of any of the Company’s unsecured senior debt securities, guarantees or support obligations, or (e) there shall have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the Representative’s reasonable judgment, materially impairs the investment quality of the Underwritten Securities.
     11. The respective obligations of the Underwriters under this Agreement with respect to the Underwritten Securities are subject to the accuracy, on the date hereof and on the Delivery Date, of the representations and warranties of the Company contained herein, to performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions applicable to the Underwritten Securities:
     (a) At or before the Delivery Date, no stop order suspending the effectiveness of the Registration Statement nor any order directed to any document incorporated by reference in the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and prior to that time no stop order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made by the Commission or its staff as to the accuracy or adequacy of any document incorporated by reference in the Prospectus or any Issuer Free Writing Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or any Statutory Prospectus or otherwise shall have been complied with; and after the date hereof the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement, any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus (or, in each case, any document incorporated by reference therein) that shall have been disapproved by the Representative.
     (b) No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the General Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus contains an untrue statement of a fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.
     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Underwritten Securities and the Indenture and the form of the Registration Statement, the Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to Sullivan & Cromwell LLP, counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (d) The Senior Executive Vice President and General Counsel to the Company shall have furnished to the Representative his opinion addressed to the Underwriters and dated the Delivery Date, as counsel, to the effect that:
     (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware; each material subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; and each of the Company and its material subsidiaries has full corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts business, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole;
     (ii) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity);

     (iii) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority, body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the General Disclosure Package, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the General Disclosure Package, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated by reference in the General Disclosure Package describing any legal proceedings or material contracts or agreements relating to the Company or any of its subsidiaries fairly summarize such matters; the Underwritten Securities, the Indenture and any Delayed Delivery Contracts conform to the descriptions thereof contained under the following (or comparable) captions of the Prospectus: “Description of Debt Securities” and “Plan of Distribution”;
     (iv) the Immediate Delivery Underwritten Securities have been duly authorized, executed, authenticated, issued and delivered and are valid and legally binding obligations of the Company entitled to the benefits of the Indenture;
     (v) the Delayed Delivery Underwritten Securities, if any, have been duly authorized and, when executed, authenticated, issued and delivered to, and paid for by, the respective purchasers thereof in accordance with the Indenture and the related Delayed Delivery Contracts, will be valid and legally binding obligations of the Company entitled to the benefits of the Indenture;
     (vi) the Registration Statement and any amendments thereto have become effective under the Securities Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and the respective rules and regulations thereunder; such counsel has no reason to believe that the Registration Statement, or any amendment thereof, at the effective date established by the Prospectus pursuant to Rule 430B(f), at the date of this Agreement or at the Delivery Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; such counsel has no reason to believe that the documents specified in a schedule to such counsel’s letter, consisting of those included in the General Disclosure Package, as of the Applicable Time or at the Delivery Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such counsel has no reason to believe that the Prospectus, at the date of this Agreement or at the Delivery Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (vii) this Agreement and the Delayed Delivery Contracts, if any, have been duly authorized, executed and delivered by the Company;
     (viii) no order, consent, approval, authorization, registration or qualification of or with any governmental agency or body having jurisdiction over the Company or any of its properties is required for the issue and sale of the Underwritten Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the sale and distribution of the Underwritten Securities; and
     (ix) neither the execution and delivery of the Indenture, this Agreement or any Delayed Delivery Contracts, the issue and sale of the Underwritten Securities, nor the consummation of any other of the transactions herein or therein contemplated nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under, the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its material subsidiaries is a party or by which the Company, any such subsidiary or any of their assets is bound, or any order or regulation known to such counsel to be applicable to the Company or any such subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any such subsidiary.
     In rendering such opinion, such counsel may rely, as to the execution of the Indenture by the Trustee, upon a certificate of the Trustee setting forth the facts as to such execution.
     In rendering such opinion, such counsel may also rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware, upon the opinion of other counsel of good standing believed to be reliable, provided that such counsel states in such opinion that such counsel and the Representative are justified in relying upon the opinion of such other counsel, and (B) as to matters or fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

     In rendering such opinion with respect to clause (viii) above, insofar as it relates to regulatory authorities in the states in which the Company or any material subsidiary operates, such counsel may rely on the opinions of local counsel satisfactory to such counsel.
     (e) The Representative shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated the date hereof, with respect to the issuance and sale of the Underwritten Securities, the Indenture, the Registration Statement, the General Disclosure Package, the Prospectus and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (f) The Company shall have furnished to the Representative a certificate signed by its Chairman of the Board or its President or a Senior Vice President and its Treasurer or an Assistant Treasurer stating that after reasonable investigation and to the best of their knowledge:
     (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Delivery Date with the same effect as if made on the Delivery Date; the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Underwriters to purchase the Underwritten Securities hereunder; and the conditions set forth in Paragraphs 11(a) and 11(h) have been fulfilled;
     (ii) as of the Applicable Time and as of the Delivery Date, the Registration Statement and the General Disclosure Package did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
     (iii) since the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company or its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package.
     (g) (i) The Company shall have furnished to the Representative letters of Ernst & Young LLP, addressed to the Board of Directors of the Company and the Underwriters and dated the date of this Agreement and the Delivery Date, respectively, of the type described in the American Institute of Certified Public Accountants’ AU Section 634 (“AU 634”); and (ii) the Representative shall have received a letter, dated the Delivery Date and addressed to the Representative, of any other independent auditor whose report is included or incorporated by reference in the Registration Statement of the type described in AU 634, and in each of (i) and (ii), covering such financial statement items as counsel for the Underwriters may reasonably have requested.
     (h) No order, consent, approval, authorization, registration or qualification of or with any governmental agency or body having jurisdiction over the Company or any of its properties is required for the issue and sale of the Underwritten Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Delivery Date, obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Underwritten Securities by the Underwriters.
     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to the Representative.
     12. If the Company shall fail to tender the Immediate Delivery Underwritten Securities for delivery to the Underwriters for any reason permitted under this Agreement, or if the Underwriters shall decline to purchase the Immediate Delivery Underwritten Securities for any reason permitted under this Agreement (other than pursuant to Paragraph 6 or Paragraphs 10(a)-(d) hereof), the Company shall reimburse the Underwriters for the reasonable fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of Immediate Delivery Underwritten Securities and the solicitation of any purchases of the Delayed Delivery Underwritten Securities, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Paragraph 6 hereof by reason of the default of one or more Underwriters or pursuant to Paragraphs 10(a)-(d) hereof, the Company shall not be obligated to reimburse any Underwriter on account of those expenses.
     13. The Company shall be entitled to act and rely upon any request, consent, notice or agreement by, or on behalf of, the Representative. Any notice by the Company to the Underwriters shall be sufficient if given in writing or by facsimile transmission confirmed promptly in writing addressed to the Representative at its address set forth in Schedule I hereto, and any notice by the Underwriters to the Company shall be sufficient if given in writing or by facsimile transmission confirmed promptly in writing addressed to the Company at AT&T Inc., 208 S. Akard Street, 35th Floor, Dallas, Texas 75202, Telecopy Number: (214) 486-8180, Attention of the Senior Vice President and Treasurer with a copy to the Senior Executive Vice President and General Counsel, AT&T Inc., 208 S. Akard Street, 37th Floor, Dallas, Texas 75202, Telecopy Number: (214) 746-2103.
     14. This Agreement shall be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Paragraph 9 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Paragraph 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     15. For purposes of this Agreement, “business day” means any day on which the New York Stock Exchange, Inc. is open for trading.
     16. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF NEW YORK.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement shall represent a binding agreement between the Company and the several Underwriters.

Very truly yours, AT&T INC.
By:	/s/ Richard G. Lindner
Richard G. Lindner
Senior Executive Vice President and Chief Financial Officer

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

BARCLAYS BANK PLC

By:	/s/ Kate Craven
Name: Kate Craven
Title: Authorized Attorney

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Annerose Schulte
Name: Annerose Schulte
Title: Director and Counsel

By:	/s/ Paula Macineiras
Name: Paula Macineiras
Title: Vice President and Legal Counsel

UBS LIMITED

By:	/s/ Manjit Marhia
Name: Manjit Marhia
Title: Associate Director

By:	/s/ Robert Clark
Name: Robert Clark
Title: Director

SCHEDULE I
Underwriting Agreement, dated April 24, 2009 (the “Agreement”)
Registration Statement No. 333-143180
Applicable Time: 10:30 a.m. (Eastern Time) on the date of the Agreement
Additional information comprising the General Disclosure Package as defined in Section 1(e): The final term sheet attached as Schedule IV.
Representatives and Addresses:
Barclays Bank PLC
5 The North Colonnade
Canary Wharf, London
E14 4BB United Kingdom
Deutsche Bank AG, London Branch
1 Great Winchester Street
EC2N 2 DB London
United Kingdom
UBS Limited
1 Finsbury Avenue
London EC2M 2PP
United Kingdom
Underwritten Securities:
(a) 5.875% Global Notes due 2017

Designation:	5.875% Global Notes due 2017 (the “2017 Notes”)

Principal Amount:	£750,000,000

Date of Maturity:	April 28, 2017

Interest Rate:	5.875% per annum

Interest Payment Date:	Annually on April 28, commencing on April 28, 2010

Purchase Price:	99.497%

Price to Public:	99.797%

Underwriting Discount:	0.300%

Reoffer Yield:	5.823%

Redemption Provisions:	At any time in whole or from time to time in part, on at least 30 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of the 2017 Notes. The redemption price will be equal to the greater of (1) 100% of the principal amount of the 2017 Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on an annual basis (actual/actual (ICMA)), at a rate equal to the sum of the Treasury Rate (as defined below) and 25 basis points

“Treasury Rate” means, with respect to any redemption date for the 2017 Notes, the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield (as calculated by the Trustee) on the 2017 Notes, if they were to be purchased at such price on the third dealing day prior to the date fixed for redemption, would be equal to the gross redemption yield on such dealing day of the Reference Bond on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such dealing day as determined by the Trustee.

“Reference Bond” means, in relation to any Treasury Rate calculation, at the discretion of the Trustee, a United Kingdom government bond whose maturity is closest to the maturity of the 2017 Notes, or if the Trustee in its discretion considers that such similar bond is not in issue, such other United Kingdom government bond as the Trustee may, with the advice of three brokers of, and/or market makers in, United Kingdom government bonds selected by the Trustee, determine to be appropriate for determining the Treasury Rate.

“Remaining Scheduled Payments” means, with respect to each 2017 Note to be redeemed, the remaining scheduled payments of principal of and interest on such 2017 Note that would be due after the related redemption date but for such redemption. If such redemption date is not an interest payment date with respect to such 2017 Note, the amount of the next succeeding scheduled interest payment on such 2017 Note will be reduced by the amount of interest accrued on such 2017 Note to such redemption date.

On and after the redemption date, interest will cease to accrue on 2017 Notes or any portion of the 2017 Notes called for redemption, unless the Company defaults in the payment of the redemption price and accrued interest. On or before the redemption date, the Company will deposit with a paying agent or the Trustee money sufficient to pay the redemption price of and accrued interest on the 2017 Notes to be redeemed on such date. If less than all of the 2017 Notes of any series are to be redeemed, the 2017 Notes to be redeemed shall be selected by the Trustee by lot or by such other method as the Trustee shall deem fair and appropriate.

Form/Clearing Systems:	The 2017 Notes will be issued only in registered, book-entry form. There will be a Global Note deposited with The Depository Trust Company (“DTC”) and an International Global Note deposited with a common depositary for Euroclear and Clearstream. Transfers between DTC and Euroclear or Clearstream will occur free of payment, via the Registrar. DTC will only make payments of interest and principal in U.S. dollars. Holders of beneficial interests through DTC may either elect to receive sterling outside of DTC or will receive U.S. dollars converted at prevailing exchange rates. Any costs of conversion would be borne by the holders receiving U.S. dollars in DTC.

Delivery Date, Time and Location:	9:00 a.m. (New York time) on April 30, 2009 at the offices of Sullivan & Cromwell LLP.

Offering Restrictions:	Each of the Underwriters severally represents and warrants to, and agrees with, the offering restrictions set forth in Schedule III hereto.

Additional Terms:	In addition to paragraph 10 of the Agreement, the obligations of the Underwriters under the Agreement may be terminated by the Representatives, in their absolute discretion, by notice given to and received by the Company prior to the delivery of and payment for the 2017 Notes, if, during the period beginning on the date of the Agreement to and including the Delivery Date, there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis or the declaration by the United States of war or a national emergency or any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which on the financial markets is material and adverse and is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market such 2017 Notes on the terms and in the manner contemplated by the Prospectus.
(b) 7.000% Global Notes due 2040

Designation:	7.000% Global Notes due 2040 (the “2040 Notes”)

Principal Amount:	£1,100,000,000

Date of Maturity:	April 30, 2040, at par

Interest Rate:	7.000% per annum

Interest Payment Date:	Annually on April 30, commencing on April 30, 2010

Purchase Price:	99.291%

Price to Public:	99.891%

Underwriting Discount:	0.600%

Reoffer Yield:	6.890%

Redemption Provisions:	At any time in whole or from time to time in part, on at least 30 days’, but not more than 60 days’, prior notice mailed to the registered address of each holder of the 2040 Notes. The redemption price will be equal to the greater of (1) 100% of the principal amount of the 2040 Notes to be redeemed or (2) the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on an annual basis (actual/actual (ICMA)), at a rate equal to the sum of the Treasury Rate (as defined below) and 25 basis points

“Treasury Rate” means, with respect to any redemption date for the 2040 Notes, the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield (as calculated by the Trustee) on the 2040 Notes, if they were to be purchased at such price on the third dealing day prior to the date fixed for redemption, would be equal to the gross redemption yield on such dealing day of the Reference Bond on the basis of the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on such dealing day as determined by the Trustee.

“Reference Bond” means, in relation to any Treasury Rate calculation, at the discretion of the Trustee, a United Kingdom government bond whose maturity is closest to the maturity of the 2040 Notes, or if the Trustee in its discretion considers that such similar bond is not in issue, such other United Kingdom government bond as the Trustee may, with the advice of three brokers of, and/or market makers in, United Kingdom government bonds selected by the Trustee, determine to be appropriate for determining the Treasury Rate.

“Remaining Scheduled Payments” means, with respect to each 2040 Note to be redeemed, the remaining scheduled payments of principal of and interest on such 2040 Note that would be due after the related redemption date but for such redemption. If such redemption date is not an interest payment date with respect to such 2040 Note, the amount of the next succeeding scheduled interest payment on such 2040 Note will be reduced by the amount of interest accrued on such 2040 Note to such redemption date.

On and after the redemption date, interest will cease to accrue on the 2040 Notes or any portion of the 2040 Notes called for redemption, unless the Company defaults in the payment of the redemption price and accrued interest. On or before the redemption date, the Company will deposit with a paying agent or the Trustee money sufficient to pay the redemption price of and accrued interest on the 2040 Notes to be redeemed on such date. If less than all of the 2040 Notes of any series are to be redeemed, the 2040 Notes to be redeemed shall be selected by the Trustee by lot or by such other method as the Trustee shall deem fair and appropriate.

Form/Clearing Systems:	The 2040 Notes will be issued only in registered, book-entry form. There will be a Global Note deposited with The Depository Trust Company (“DTC”) and an International Global Note deposited with a common depositary for Euroclear and Clearstream. Transfers between DTC and Euroclear or Clearstream will occur free of payment, via the Registrar. DTC will only make payments of interest and principal in U.S. dollars. Holders of beneficial interests through DTC may either elect to receive sterling outside of DTC or will receive U.S. dollars converted at prevailing exchange rates. Any costs of conversion would be borne by the holders receiving U.S. dollars in DTC.

Delivery Date, Time and Location:	9:00 a.m. (New York time) on April 30, 2009 at the offices of Sullivan & Cromwell LLP.

Offering Restrictions:	Each of the Underwriters severally represents and warrants to, and agrees with, the offering restrictions set forth in Schedule III hereto.

Additional Terms:	In addition to paragraph 10 of the Agreement, the obligations of the Underwriters under the Agreement may be terminated by the Representatives, in their absolute discretion, by notice given to and received by the Company prior to the delivery of and payment for the 2040 Notes, if, during the period beginning on the date of the Agreement to and including the Delivery Date, there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis or the declaration by the United States of war or a national emergency or any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which on the financial markets is material and adverse and is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market such 2040 Notes on the terms and in the manner contemplated by the Prospectus.

SCHEDULE II

	Principal Amount	Principal Amount
Underwriters	of 2017 Notes	of 2040 Notes
Barclays Bank PLC	£250,000,000	£366,700,000
Deutsche Bank AG, London Branch	250,000,000	366,650,000
UBS Limited	250,000,000	366,650,000

Total	£750,000,000	£1,100,000,000

Total	£ 1,850,000,000

SCHEDULE III
OFFERING RESTRICTIONS
General
     The Securities are offered for sale in the United States and in jurisdictions outside the United States, subject to applicable law.
     Each of the Underwriters has agreed that it will not offer, sell or deliver any of the Securities, directly or indirectly, or distribute the prospectus supplement or the accompanying prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will to the best knowledge and belief of such Underwriter result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Company except as set forth in the Agreement.
United Kingdom
     Each underwriter has represented and agreed that: (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, known as “FSMA”) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to AT&T; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.
European Union Prospectus Directive
     In relation to each Member State of the European Economic Area (Iceland, Norway and Liechtenstein, in addition to the member states of the European Union) which has implemented the Prospectus Directive (each a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time:
•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

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•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances which do not require the publication by AT&T of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this provision, the expression “an offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
Japan
     The Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and each of the Underwriters and each of its affiliates has represented and agreed that it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Securities in or to residents of Japan or to any persons for reoffering or resale, directly or indirectly in Japan or to any resident of Japan, except pursuant to any exemption from the registration requirements of the Securities and Exchange Law available thereunder and in compliance with the other relevant laws and regulations of Japan.
Hong Kong
     The Securities may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the Securities may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

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Singapore
     The prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 257(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
     Whether the Securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures, and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Securities under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

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Filed Pursuant to Rule 433
Registration No. 333-143180
Schedule IV
TERM SHEET
APRIL 24, 2009
£1,850,000,000
AT&T INC.
5.875% GLOBAL NOTES DUE 2017
7.000% GLOBAL NOTES DUE 2040

ISSUER:	AT&T Inc. (“AT&T”)

TITLE OF SECURITIES:	5.875% Global Notes due 2017 and 7.000% Global Notes due 2040 (together, the “Notes”)

STRUCTURE:	Senior unsecured

FORMAT:	SEC-registered notes

ANNOUNCE DATE:	April 24, 2009

TRADE DATE:	April 24, 2009

SETTLEMENT DATE (T+4):	April 30, 2009

MATURITY DATE:	Global Notes due 2017: April 28, 2017

Global Notes due 2040: April 30, 2040

AGGREGATE PRINCIPAL AMOUNT OFFERED:	Global Notes due 2017: £750,000,000
Global Notes due 2040: £1,100,000,000

REFERENCE GOVERNMENT SECURITY:	Global Notes due 2017: 4.000% due 9/7/2016
Global Notes due 2040: 4.750% due 12/7/2038

REFERENCE GOVERNMENT PRICE/RATE:	Global Notes due 2017: 106-74 / 2.973%
Global Notes due 2040: 106-79 / 4.340%

REOFFER SPREAD TO	Global Notes due 2017: 285 bps

GOVERNMENT SECURITY:	Global Notes due 2040: 255 bps

PRICE TO PUBLIC (ISSUE PRICE):	Global Notes due 2017: 99.797%
Global Notes due 2040: 99.891%

SEMI-ANNUAL REOFFER YIELD:	Global Notes due 2017: 5.823%

Global Notes due 2040: 6.890%

FEES:	Global Notes due 2017: 30 bps

Global Notes due 2040: 60 bps

ALL-IN YIELD:	Global Notes due 2017: 5.870%

Global Notes due 2040: 6.937%

PRICE TO AT&T:	Global Notes due 2017: 99.497%

Global Notes due 2040: 99.291%

NET PROCEEDS:	Global Notes due 2017: £746,227,500

Global Notes due 2040: £1,092,201,000

USE OF PROCEEDS:	General corporate purposes, including the repayment of maturing debt.

UNDERWRITERS’ REIMBURSEMENT OF AT&T’S EXPENSES:	Underwriters to reimburse £260,000 of AT&T’s expenses

INTEREST RATE:	Global Notes due 2017: 5.875% per annum

Global Notes due 2040: 7.000% per annum

INTEREST PAYMENT DATE:	Global Notes due 2017: April 28, commencing on April 28, 2010

Global Notes due 2040: April 30, commencing on April 30, 2010

DENOMINATIONS:	Minimum of £50,000 and integral multiples of £50,000 thereafter

INDENTURE AND RANKING:	The Notes will be issued under an indenture, dated as of November 1, 1994, between AT&T Inc. and The Bank of New York Mellon, as trustee. The Notes will be AT&T Inc.’s unsecured and unsubordinated obligations and will rank pari passu with all other indebtedness issued under the indenture.

OPTIONAL REDEMPTION:	At any time in whole or from time to time in part, at a make-whole call equal to the greater of (i) 100% of the principal amount of the Global Notes due 2017 or the Global Notes due 2040, as applicable, to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest discounted to the redemption date, on an annual basis (actual/actual (ICMA)), at a rate equal to the sum of the Treasury Rate plus 25 basis points for each series of Notes.

TAX GROSS UP:	Comparable to prior AT&T transactions. See Annex I.

TAX CALL:	Comparable to prior AT&T transactions. See Annex I.

ISIN:	Global Notes due 2017: XS0426513031

Global Notes due 2040: XS0426513387

LISTING:	AT&T intends to apply to list the Notes on the New York Stock Exchange.

FORM/CLEARING SYSTEMS:	Registered form only (not bearer).

There will be a DTC Global Note deposited with DTC and an International Global Note deposited with a common depositary for Euroclear and Clearstream. Transfers between DTC and Euroclear or Clearstream will occur free of payment, via the Registrar.

DTC will only make payments of interest and principal in U.S. dollars. Holders of beneficial interests through DTC may either elect to receive sterling outside of DTC or will receive U.S. dollars converted at prevailing exchange rates. Any costs of conversion would be borne by the holders receiving U.S. dollars in DTC.

DAY COUNT FRACTION:	Actual/Actual (ICMA), following, unadjusted

RATINGS:	Moody’s: A2 (Stable), S&P: A (Negative Outlook), Fitch: A (Stable)

JOINT BOOKRUNNERS:	Barclays Bank PLC
Deutsche Bank AG, London Branch
UBS Limited

     ALLOCATION:

	Principal Amount	Principal Amount
Underwriters	of 2017 Notes	of 2040 Notes
Barclays Bank PLC	£250,000,000	£366,700,000
Deutsche Bank AG, London Branch	250,000,000	366,650,000
UBS Limited	250,000,000	366,650,000

Total	£750,000,000	£1,100,000,000

Total	£ 1,850,000,000

REFERENCE DOCUMENT:	Prospectus Supplement dated April 24, 2009.

Prospectus, dated May 23, 2007.
     THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE BARCLAYS BANK PLC AT +1-(866)-227-2275, EXT. 2663, DEUTSCHE BANK AG, LONDON BRANCH AT +1-(800)-503-4611 OR UBS LIMITED AT +1-(888)-722-9555.
     ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM. A SECURITIES RATING IS NOT A RECOMMENDATION TO BUY, SELL OR HOLD SECURITIES AND MAY BE REVISED OR WITHDRAWN AT ANY TIME.

ANNEX I
Redemption for Taxation Reasons
If (a) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined below under “Interpretation”), or any change in the official interpretation of the laws or regulations of a Relevant Jurisdiction, which change or amendment becomes effective after 24th April 2009, on the next Interest Payment Date AT&T would be required to pay additional amounts as provided or referred to below under “Payment Without Withholding” and (b) the requirement cannot be avoided by AT&T taking reasonable measures available to it, AT&T may at its option, having given not less than 30 nor more than 60 days’ notice to the holders of Notes (which notice shall be irrevocable), redeem all the Notes, but not some only, at any time at their principal amount together with interest accrued to, but excluding, the date of redemption provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which AT&T would be obliged to pay such additional amounts were a payment in respect of the Notes then due. Prior to the publication of any notice of redemption pursuant to this paragraph, AT&T shall deliver to the trustee a certificate signed by two Executive Officers of AT&T stating that the requirement referred to in (a) above will apply on the next Interest Payment Date and setting forth a statement of facts showing that the conditions precedent to the right of AT&T so to redeem have occurred cannot be avoided by AT&T taking reasonable measures available to it and an opinion of independent legal advisers of recognized international standing to the effect that AT&T has or will become obliged to pay such additional amounts as a result of the change or amendment, in each case to be held by the trustee and made available for viewing at the offices of the trustee on request by any holder of Notes.
Payment Without Withholding
All payments in respect of the Notes by or on behalf of AT&T shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed, collected, withheld, assessed or levied by or on behalf of the Relevant Jurisdiction, unless the withholding or deduction of the Taxes is required by law. In that event, AT&T will pay such additional amounts to a holder who is a United States Alien (as defined below) as may be necessary in order that the net amounts received by the holder after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes in the absence of the withholding or deduction; except that no such additional amounts shall be payable in relation to any payment in respect of any Note:

(a) where such withholding or deduction would not have been so imposed but for:
(i) in the case of payment by AT&T, the existence of any present or former connection between the holder of the Note (or between a fiduciary, settlor, shareholder, beneficiary or member of the holder of the Note, if such holder is an estate, a trust, a corporation or a partnership) and the United States, including, without limitation, such holder (or such fiduciary, settlor, shareholder, beneficiary or member) being or having been a citizen or resident or treated as a resident thereof, or being or having been engaged in trade or business or presence therein, or having or having had a permanent establishment therein;
(ii) in the case of payment by AT&T, the present or former status of the holder of the Note as a personal holding company, a foreign personal holding company, a passive foreign investment company, or a controlled foreign corporation for United States federal income tax purposes or a corporation which accumulates earnings to avoid United States federal income tax;
(iii) in the case of payment by AT&T, the past or present or future status of the holder of the Note as the actual or constructive owner of 10% or more of either the total combined voting power of all classes of stock of AT&T entitled to vote if AT&T was treated as a corporation, or the capital or profits interest in AT&T, if AT&T is treated as a partnership for United States federal income tax purposes or as a bank receiving interest described in Section 881(c) (3) (A) of the Internal Revenue Code of 1986, as amended; or
(iv) the failure by the holder of the Note to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States (in the case of payment by AT&T) of such holder, if compliance is required by statute or by regulation as a precondition to exemption from such withholding or deduction;
(b) in the case of payment by AT&T to any United States Alien, if such person is a fiduciary or partnership or other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the bearer of such Note. As used herein, ''United States Alien’’ means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust;

(c) to the extent that the withholding or deduction is as a result of the imposition of any gift, inheritance, estate, sales, transfer, personal property or any similar tax, assessment or other governmental charge;
(d) to, or to a third party on behalf of, a holder who is liable for the Taxes in respect of the Note by reason of his having any or some present or former connection, including but not limited to fiscal residency, fiscal deemed residency and substantial interest shareholdings, with the Relevant Jurisdiction, other than the mere holding of the Note;
(e) presented for payment more than 30 days after the Relevant Date except to the extent that a holder would have been entitled to additional amounts on presenting the relevant Note for payment on the last day of the period of 30 days assuming that day to have been an Interest Payment Date;
(f) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal or of interest on any Note, if such payment can be made without withholding by any other paying agent; or
(g) any combination of (a), (b), (c), (d), (e) and (f).
Interpretation
In this provision:
(a) “Relevant Date” means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the trustee on or before the due date, it means the date which is seven days after the date on which, the full amount of the money having been so received, notice to that effect shall have been duly given to the holders of Notes by AT&T; and
(b) “Relevant Jurisdiction” means the State of Delaware and the United States or any political subdivision or any authority thereof or therein having power to tax or any other jurisdiction or any political subdivision or any authority thereof or therein having power to tax to which AT&T becomes subject in respect of payments made by it of principal and interest on the Notes.
Additional Amounts
Any reference in the terms of the Notes to any amounts in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under this provision.

EXHIBIT A
AT&T INC.
DELAYED DELIVERY CONTRACT
, 200_
AT&T Inc.
208 S. Akard Street
Dallas, Texas 75202
Ladies and Gentlemen:
     The undersigned hereby agrees to purchase from AT&T Inc., a Delaware corporation (the “Company”), and the Company hereby agrees to sell to the undersigned, £ principal amount of the Company’s above-captioned securities (“Securities”), offered by the Company’s prospectus, dated         , as supplemented by the prospectus supplement, dated (collectively, the “Prospectus”), receipt of a copy of which is hereby acknowledged, at a purchase price of      % of the principal amount thereof plus accrued interest from to the Delivery Date (as defined in the next paragraph) and on the further terms and conditions set forth in this Contract.
     Payment for and delivery of the Securities to be purchased by the undersigned shall be made on           , 200 , herein called the “Delivery Date”.
     At 10:00 A.M., New York time, on the Delivery Date, the Securities to be purchased by the undersigned hereunder will be delivered by the Company to the undersigned, and the undersigned will accept delivery of such Securities and will make payment to the Company of the purchase price therefore at the office of The Bank of New York. Payment will be by certified or official bank check or wire transfer payable in Federal (same day) funds settled through the New York Clearing House, or such other Clearing House as the Company may designate, to or upon the order of the Company. The Securities will be delivered in such authorized forms and denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than two full business days prior to the Delivery Date or, if the undersigned fails to make a timely designation in the foregoing manner, in the form of one definitive fully registered certificate representing the Securities in the above principal amount, registered in the name of the undersigned.

     This Contract will terminate and be of no further force and effect after      , 200 , unless (i) on or before such date it shall have been executed and delivered by both parties hereto and (ii) the Company shall have sold to the Underwriters named in the Prospectus the Immediate Delivery Underwritten Securities (as defined in the Underwriting Agreement referred to in the Prospectus). The Company will mail or deliver to the undersigned at its address set forth below a notice to that effect, stating the date of the occurrence thereof, accompanied by copies of the opinion of counsel for the Company delivered to such Underwriters pursuant to Paragraph 11(d) of the Underwriting Agreement.
     The obligation of the undersigned to accept delivery of and make payment for the Securities on the Delivery Date will be subject to the condition that the Securities shall not, on the Delivery Date, be an investment prohibited by the laws of the jurisdiction to which the undersigned is subject, the undersigned hereby representing that such an investment is not so prohibited on the date hereof.
     This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors but will not be assignable by either party hereto without the written consent of the other.
     This Contract may be executed by any of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     It is understood that acceptance of any Delayed Delivery Contract (as defined in said Underwriting Agreement) is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the

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Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

Very truly yours,

By

Title

Address
Accepted as of            , 200
AT&T INC.

By
Title:

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